Building a Broad Pipeline of First-in-Class γδ CAR T Cell Therapy

Program	Target	Potential Indication	Discovery	Preclinical	IND-Enabling	Phase 1	Ph 2/3
Adicet wholly owned programs							
ADI-001	CD20	NHL					
ADI-925	Tumor stress ligands	Multiple Solid / Heme					
ADI-xxx	CD70	RCC & Other ST / Heme					
ADI-xxx	PSMA	mCRPC					
ADI-xxx	B7-H6	Multiple Solid / Heme					
ADI-xxx	Undisclosed	Multiple Myeloma					
ADI-xxx	Undisclosed	Solid Tumors					
Partnered programs							
ADI-002+	GPC3	HCC					REGENERON

ADI-925 is an engineered Chimeric Adapter (CAd) γδ1 T cell product candidate targeting stress ligands, including MICA/MICB & ULBP1-6, expressed on malignant cells

+Regeneron exercised its option to license the exclusive worldwide rights to ADI-002

HCC= Hepatocellular carcinoma; mCRPC= Metastatic castration-resistant prostate cancer; MICA/MICB = Major histocompatibility complex (MHC) Class I chain-related protein A/B; NHL= Non-Hodgkins lymphoma; PSMA= Prostate-specific membrane antigen; RCC= Renal cell carcinoma; ST=Solid tumor; ULBP=UL16 binding protein

Adicet Bio